ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is entered into this 21st day of November, 2001, by and between XVARIANT, INC. ("Purchaser"), a Nevada corporation, and BID TRAC, INC., a Delaware corporation ("Seller").

     WHEREAS, Seller is engaged in the business ("Business") of providing certain scheduling software via the Internet to real estate agents throughout the United States and is the owner of certain assets including, but not limited to, the name "Bid Trac", intellectual property, copyrights, contracts rights, and miscellaneous assets all used in connection with the operation of the Business; and,

     WHEREAS, Seller principally conducts the Business at 65 Rock Hill Road, Bala Cynwyd, Pennsylvania; and,

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell, all of the essential assets used or useful, or intended to be used, in the operation of the Business and listed on Schedule 1 attached hereto and made a part hereof (the "Assets"), excluding all cash on deposit in Seller's bank account on the date of Closing.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound thereby, the parties agree as follows:

      1.0 Purchase and Sale. Seller agrees to sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, on the terms and conditions set forth in the Agreement, all Assets. Only those Assets specifically listed on Schedule 1.0 are deemed essential to the operation of the Business and are sold, assigned, transferred or conveyed to Purchaser pursuant to the terms hereof.

      2.0      Liabilities Assumed.

          2.1      Purchaser shall not assume any liabilities of Seller.

      3.0 Consideration. In full consideration for the Assets (the "Purchase Price"), at the Closing, Purchaser shall (a) issue to Seller 450,000 shares of common stock of Purchaser ("Initial Issuance Shares"), which shares shall be fully paid and non-assessable and free and clear of all liens, and (b) grant to Seller the right to purchase up to 600,000 additional shares of common stock of Purchaser ("Warrant Shares") pursuant to the terms and conditions of the stock purchase warrant (the "Stock Purchase Warrant") attached hereto as Exhibit A and incorporated herein by reference.

      4.0 Tax Allocation. Seller and Purchaser agree that the Purchase Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and all applicable regulations thereunder. Each of Seller and Purchaser shall (a) be bound by the allocation for purposes of determining any taxes, (b) prepare and file its tax returns on a basis consistent with the allocation and (c) take no position inconsistent with the allocation on any applicable tax return.

      5.0       Restriction on Transfer of Stock.

          5.1 The Initial Issuance Shares shall be subject to certain restrictions on the sale or transfer of such shares in the public market. Seller agrees that it will not sell or attempt to sell the Initial Issuance Shares for a period of two years from the Closing Date, as defined hereafter, whether in the public market or otherwise (other than distributions of such Initial Issuance Shares by Seller to one or more of its stockholders following the Closing Date).

         5.2 The Initial Issuance Shares shall bear a legend reflecting the terms of restriction on transfer described herein as well as a standard restricted securities legend. A copy of the certificate representing the Initial Issuance Shares and bearing the herein described restrictive legends is attached hereto as Exhibit B.

      6.0      Closing.

         6.1 The closing ("Closing") of the sale and purchase of the Assets shall take place by the delivery of the Assets by Seller and delivery of the Initial Issuance Shares and Stock Purchase Warrant to Seller and execution and delivery by facsimile of this Agreement and other relevant exhibits and schedules without physical attendance at the Closing on November 21, 2001 (the "Closing Date"). If Closing has not occurred on or prior to the Closing Date, then either party may elect to terminate this Agreement.

         6.2 At the Closing, Seller shall deliver to Purchaser the following:

            (a) A bill of sale from Seller conveying title to all of the Assets to Purchaser in the form attached hereto and made apart hereof as Exhibit C;

            (b) A receipt for the Initial Issuance Shares;

            (c) An executed officers' certificate and certified copies of corporate resolutions of Seller authorizing the consummation of the transactions contemplated by this Agreement;

            (d) All necessary consents of third parties, including customers, if any; and

            (e) Such other assignments, bills of sale, or instruments of conveyance, certificates of officers, and other documents as reasonably may be requested by Purchaser prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

         6.3 At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

            (a)  The Initial Issuance Shares;

            (b)  The Stock Purchase Warrant;

            (c) An executed officers' certificate and certified copies of corporate resolutions of Purchaser authorizing the consummation of the transactions contemplated by this Agreement; and

            (d) All other documents, instruments and writings as may be reasonably requested by Seller prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

      7.0 Seller's Representations and Warranties. Seller represents and warrants to Purchaser, as of the Closing Date, as follows:

         7.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate the Assets.

         7.2 Seller has the requisite corporate power and authority to execute and deliver this Agreement and the Exhibits which form a part of this Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Exhibits which form a part hereof to which Seller is a party by Seller and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action of the part of Seller. This Agreement has been duly executed and delivered by Seller and this Agreement constitutes, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights.

         7.3 Seller holds good and marketable title to the Assets, free and clear of restrictions or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances (other than certain of the Assets that are leased by Seller as disclosed on Exhibit A hereof).
         7.4 Seller is acquiring the Initial Issuance Shares and Warrant Shares of Purchaser for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same (other than distribution of such Initial Issuance Shares by Seller to one or more of its stockholders following the Closing Date). Seller is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended. Seller acknowledges that the Initial Issuance shares and Warrant Shares of Purchaser are being issued and sold under exemptions from registration provided under said act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under said act and applicable state securities laws or an exemption from such registration is available.

         7.5 The Assets are being sold pursuant to this Agreement AS IS, WHERE IS, without any representations warranties, liabilities or other obligations on the part of Seller whatsoever, whether expressed or implied, except as specifically provided for herein.

      8.0 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller, as of the date of Closing, as follows:

         8.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to acquire, own, lease, and operate the Assets.

         8.2 Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and Exhibits which form a part of this Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Exhibits to which it is a party, by Purchaser and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action of the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights.

         8.3 The total authorized capital stock of Purchaser consists of 50,000,000 shares of common stock, $.001 par value, of which 21,121,100 are issued and outstanding immediately prior to the Closing and 16,171,100 (including the Initial Issuance Shares) will be outstanding as of the Closing. Purchaser shall also cancel not less than another 450,000 shares on or before November 30, 2001 and, to the extent Purchaser fails to cancel such shares, Purchaser shall issue an additional 150,000 shares of common stock, $.001 par value, to Seller on December 1, 2001 (the "Additional Shares"), which Additional Shares shall be deemed to be part of the Initial Issuance Shares for purposes of this Agreement. All of the issued and outstanding shares of Purchaser's common stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable charter documents of Purchaser and all applicable federal and state securities laws. There are, and have been, no preemptive rights with respect to the issuance of Purchaser's capital stock.


          8.4 Purchaser has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Business and acknowledges that Seller has provided Purchaser with access to all information it has requested in conducting its review. Purchaser acknowledges that neither Seller nor any of its officers, directors, controlling persons, agents, outside consultants or representatives makes or has made, other than as specifically made in this Agreement, any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or its officers, directors, employees, agents or representatives.

         8.5 Purchaser has made and shall continue to make all filings with the Securities Exchange Commission and all stock exchanges necessary to enable Seller to avail itself of Rule 144 of the Securities Exchange Act of 1934, as amended (the "Securities Act"), in connection with the sale of any Initial Issuance Shares after the Closing Date.

         8.6 Purchaser has complied and will comply with all applicable federal and state securities laws in connection with all prior offers, sales and issuance by it of its securities. Neither Purchaser nor anyone acting on its behalf has offered the Initial Issuance Shares or similar securities, or solicited any offers to purchase any of such securities, so as to render unavailable for the issuance and sale of the Initial Issuance Shares, the Stock Purchase Warrant and the Warrant Shares an exemption from the registration provisions of the Securities Act.

         8.7 The issuance, sale and delivery of the Stock Purchase Warrant by Purchaser has been duly authorized by all requisite corporate action of Purchaser, and the Warrant Shares, when issued upon the exercise thereof against payment of the exercise price therefor, will be duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attached thereto and not subject to preemptive or any other similar rights of the shareholders of Purchaser or others.

         8.8 For a period of two years from the Closing Date, Purchaser and its management shall allow Seller to designate one person ("Seller's Representative") to serve on the Board of Directors of Purchaser. Seller's Representative shall be included in the proxy statements sent to Purchaser's shareholders as one of the directors recommended for election by the Board of Directors. As soon as practicable following the Closing Date, Purchaser shall take all action necessary to appoint Seller's Representative to the Board of Directors.

      9.0 Dispute Resolution. In the event of any dispute between the parties with respect to the terms and conditions of this Agreement, the parties shall resolve such disputes by and through an arbitration proceeding to be conducted pursuant to the rules of the American Arbitration Association in Salt Lake City, Utah. The results, determination, finding, judgment and or award rendered through any such arbitration proceeding, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

      10.0 Indemnification. After the Closing Seller will indemnify Purchaser, its employees, officers and directors and hold Purchaser, its officers, directors, and employees harmless from and against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and any cost or expense arising from or incurred in connection with any action, suit, proceeding, claim or judgment) relating to or arising from any litigation, investigation, proceeding, or other claim by any governmental entity or any other person to the extent that the same actually arises from the transfer of the Assets or otherwise relates to the Business or operation of the Business prior to the Closing.

      After the Closing, Purchaser will indemnify Seller, its officers, directors, and employees and hold such officers, directors, and employees harmless from and against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and any cost or expense arising from or incurred in connection with any action, suit, proceeding, claim or judgment) relating to or arising from any litigation, investigation, proceeding, or other claim by any governmental entity or any other third party to the extent that the same actually arises from or relates to the Business or operation of the Business subsequent to the Closing.

     11.0 Title to Bid Trac Assets. In the event that Purchaser fails to continue its business operations for two (2) consecutive years following the Closing, title to the software, source code and/or general intangibles used in the "Bid Trac" business and transferred as part of the Assets hereunder (the "Bid Trac Assets") shall automatically revert to Seller or its successors and assigns. Purchaser covenants and agrees that it will notify Seller promptly upon the cessation or discontinuation of its business and, thereafter, shall take all such steps reasonably necessary to transfer the Bid Trac Assets to Seller as provided herein.

     12.0 Funding by Applied Technology Consultants, Inc. As a material inducement to Seller to enter into this Agreement and transfer the Assets to Purchaser, Applied Technology Consultants, Inc. ("ATC") hereby agrees that it will continue to fund Purchaser's negative cashflow for a period of not less than six (6) months following the Closing. ATC hereby acknowledges and agrees that Seller would not enter into this Agreement unless ATC agreed to fund Purchaser's negative cashflow as provided herein and ATC hereby further agrees that Seller is an intended third party beneficiary of ATC's undertaking herein.

     13.0      Miscellaneous Provisions.

         13.1 All section titles or captions to this Agreement are for convenience only and shall not be deemed part of this Agreement and in no way define, limit, augment, extend or describe the scope, content or intent of any part or parts of this Agreement.

         13.2 Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation, partnership, individual, or other legal entity when the context so requires.

         13.3 The parties shall execute and deliver all documents, provide all information and take or forebear all such action as may be reasonably necessary or appropriate to carry out the intent of this Agreement.

         13.4 This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. Any action or proceeding seeking to interpret or enforce the provisions of this Agreement shall be brought in the Commonwealth of Pennsylvania.

         13.5 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that this provision shall not be construed as permitting assignment, substitution, delegation or other transfer of rights or obligations except strictly in accordance with the provisions of the other sections of this Agreement.

         13.6 This Agreement, and the documents referred to herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements and understandings pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof. The failure of either party to inspect the documents referred to herein constitutes a waiver of any objection, contention or claim that may be based upon such an inspection.

         13.7 This Agreement is solely for the benefit of the parties hereto and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right except as specifically provided herein. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of any party hereto.

         13.8 In the event either party hereto fails to carry out its obligations hereunder or breaches a warranty or representation and the non-breaching party files a request for arbitration as provided herein, the losing party in any such arbitration shall pay all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party in enforcing its rights or in obtaining redress for the breach.

         13.9 Purchaser and Seller, from time to time after the Closing (but without obligation separate from the obligations expressly provided by this Agreement), hereby agree to execute, acknowledge and deliver such other documents, certifications and further assurances as any such party may reasonably request with respect to the assignment, transfer and delivery of the Assets in order to consummate in full the transaction provided for herein.

         13.10 This Agreement, together with all Exhibits and Schedules, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         13.11 This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement provided a manually executed counterpart is delivered within three (3) days following execution by facsimile.


         [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]









     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

"Purchaser"                              "Seller"

XVARIANT, INC.                         BID TRAC, INC.




By:     /s/                       By:     /s/
Its:                                 Lawrence E. Liebross, President

     By its execution hereof, Applied Technology Consultants, Inc. hereby agrees to be bound by the terms of Section 12.0 hereof.

                              Applied Technology Consultants, Inc.


                              By:     /s/
                              Name:
                              Title: